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                                                                   EXHIBIT 10.20


                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT (the "Agreement") is entered into as of August 21, 1997, by and between American Physician Partners, Inc., a Delaware corporation (the "Company"), and Michael L. Sherman, M.D., a resident of the state of Maryland (the "Consultant").

                                    RECITALS

         The Consultant has gained valuable management knowledge and experience as the President of Advanced Radiology, L.L.C. and as a radiologist.

         The Company desires to benefit from such knowledge and experience by obtaining consulting services from the Consultant, and the Consultant is willing to provide such consulting services to the Company.

                                   AGREEMENT

         Based on the recitals set forth above and the mutual promises contained herein, the parties agree as follows:

                                   ARTICLE 1

         1.1 Engagement. The Company hereby engages the Consultant as consultant and advisor, effective as of the date immediately following the consummation of the Company's initial public offering (the "Effective Time"), with respect to the matters specified herein, subject to the terms and conditions hereof, and for the compensation provided herein. The Consultant accepts this engagement, effective as of the Effective Time, as a consultant and advisor to the Company, subject to the terms and conditions hereof.

         1.2  Tasks and Duties.

              (a) Commitment.  Throughout the Term (defined below), the
                  Consultant, on a part-time basis, shall devote his professional time, energy, skill and efforts to the performance of the Consultant's tasks and duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company, its subsidiaries and the medical practices, diagnostic imaging centers and other entities affiliated or that potentially may be affiliated with the Company. The Company recognizes that the Consultant
                  (i) shall continue as the President of the professional entity that succeeds Advanced Radiology, L.L.C. (the "Advanced Professional Entity") following the Effective Time,
                  (ii) shall continue to provide medical services, and (iii) (so long as there is not any breach of any restrictive covenant between the Company and the Consultant including,

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                  but not limited to, (i) the restrictions regarding
                  non-solicitation and non-competition set forth in this Agreement and the exhibit hereto, (ii) the Consultant's employment agreement with the Advanced Professional Entity,
                  (iii) the Service Agreement between the Company and the Advanced Professional Entity or (iv) the Agreement and Plan of Reorganization and Merger by and between Advanced Radiology, L.L.C. and the Company (collectively, the "Restrictive Covenants") may pursue other professional and business efforts. The Consultant, without his prior written consent, shall not be required to commit more than twenty percent (20%) of his annual professional time providing services under this Agreement.

              (b) Tasks and Responsibilities of Parties.  During the Term
                  hereof, Consultant will be subject to the general direction of the Company and will perform the consulting services requested by the Company, at times and places as are mutually agreed upon by Consultant and the Company; provided, however, that Consultant, subject to his other responsibilities and long-standing commitments, shall be available for assignments, meetings, and other projects during reasonable business hours with reasonable advance notice from the Company. Consultant's duties shall include, but not be limited to, assisting the Company in recruiting, screening, evaluating and recommending radiology practices and imaging centers for affiliation with or acquisition by the Company. In addition, Consultant shall assist the Company in its efforts to develop and expand its (i) networks through the addition of hospitals and/or managed care organizations, (ii) strategic alliances with other health care providers and payors, (iii) relationships with equipment and supply vendors and (iv) plan for outsourcing imaging services from hospitals.

              (c) Standards of Duty. During the Term, the Consultant shall apply reasonable efforts and skills to his duties hereunder and shall make available to the Company his judgment and experience in the areas of radiology and radiology management services.

              (d) Cooperation.  The Consultant shall use diligent efforts to aid the Company, its subsidiaries, and the medical practices they affiliate with in establishing and maintaining the Company's and its subsidiaries' goodwill and reputation with other medical groups, suppliers, customers, creditors, and the investment and business communities generally.

         1.3 Term. The Term (herein so called) hereof shall be for a period of three years, commencing on the date immediately following the consummation of the Company's initial public offering.



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         1.4  Compensation and Expenses.

              (a) Compensation.  Subject to the terms and conditions hereof, in consideration of the consulting services to be rendered by the Consultant to the Company hereunder, and in consideration of the covenants of the Consultant set forth herein, the Company hereby agrees to pay the Consultant as compensation $100,000 per annum, payable monthly. The Consultant shall be responsible for all federal, state and local income taxes, Social Security, FICA, FUTA and other amounts required by law.

              (b) Payment and Reimbursement of Expenses.  During the Term, the
                  Company shall pay or reimburse the Consultant for all reasonable travel and other expenses incurred by the Consultant in performing the Consultant's obligations hereunder in accordance with the policies and procedures of the Company for its consultants, provided that the Consultant properly accounts therefor in accordance with the regular policies of the Company. Any single expense (other than an air fare shown to be the best rate then available) in excess of the greater of (i) the threshold amount established by the Company immediately following the commencement of the Consultant's duties hereunder and on or near the annual anniversary of such date during the Term or (ii) $1,000 individually shall be approved in advance by the Company in writing.

              (c) Annual Review.  On each anniversary of the date of this
                  Agreement, the Board of Directors will review Consultant's performance and establish assignments for the Consultant hereunder for the up-coming year.

              (d) Stock Options for Board of Directors.  The compensation provided to the Consultant by this Agreement shall be distinct and separate from any stock option grants or other compensation hereafter committed to be made by the Company to the Consultant for service upon the Company's Board of Directors or any committee thereof.

         1.5 Independent Contractor. While serving as a Consultant, the Consultant shall at all times be an independent contractor rather than a co-venturer, agent, employee or representative of the Company or its subsidiaries and, as a result, Consultant shall have no authority to bind the Company.

         1.6 Termination. This Agreement will terminate upon the occurrence of any of the following events:

              (a) the Consultant dies;

              (b) the Company, by written notice to the Consultant or his court-appointed guardian, after a determination by the Company's Board of Directors, terminates this Agreement due to the inability of the Consultant to perform the duties, tasks and responsibilities under this Agreement for a period exceeding 90 days by reason of injury, physical or mental illness


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                  or other disability, which condition has been certified by a physician; provided, however, that prior to terminating this Agreement due to such disability, the Company shall give a written statement of findings to the Consultant or his court-appointed guardian setting forth specifically the nature of the disability and the resulting performance failures, and the Consultant shall have a period of twenty
                  (20) days thereafter to respond in writing to the Board of Directors' findings;

              (c) the Consultant is convicted of (or pleads guilty or nolo contendre to) a felony or any misdemeanor involving dishonesty or moral turpitude; after a determination by the Company's Board of Directors, provided, however, that prior to terminating this Agreement pursuant to this subsection, the Company shall give a written statement of findings to the Consultant setting forth specifically the grounds on which cause is based, and the Consultant shall have a period of twenty (20) days thereafter to respond in writing to the Board of Directors' findings;

              (d) the willful and continued failure of the Consultant to substantially perform his services pursuant to the terms of this Agreement (other than any such failure resulting from illness or disability) after a written demand for substantial performance is requested by the Company's Board of Directors, which demand specifically identifies the manner in which it is claimed that (i) the Consultant has not substantially performed his duties or (ii) the Consultant is willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

              (e) The Consultant terminates this Agreement due to the default by the Company in the performance of any of its obligations hereunder and such default remains unremedied by the Company for a period of twenty (20) days following its receipt of written notice thereof from the Consultant;

              (f) The Consultant voluntarily terminates this Agreement for any reason upon at least 30 days advance written notice;

              (g) The Consultant breaches any Restrictive Covenant; or

              (h) For purposes of this section, no act or failure to act on the
                  Consultant's part shall be considered "willful" if done, or omitted to be done by the Consultant in good faith and with reasonable belief that the Consultant's action or omission was in the best interest of the Company. No termination shall be effected under subsections (d) or (g) unless the Consultant has been provided with specific information in the form of a notice as to the acts or omissions which form the basis of the allegation of the reasons for termination and the Consultant has had an opportunity to be heard, with counsel if so desired, before the Board of Directors and




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                  such Board determines, by majority vote, in good faith that the Consultant (i) for purposes of subsection (g), breached a Restrictive Convenant and failed to cure such breach within 20 days of such notice or (ii) for purposes of subsection
                  (c), was guilty of conduct resulting in the basis of termination under such subsection, specifying the particulars thereof in detail.

         1.7  Effects of Termination.

              (a) Upon termination of this Agreement for any reason, the
                  Company will pay the Consultant all compensation owed to the Consultant and unpaid through the date of termination (including expense reimbursements).

              (b) In addition, if this Agreement is terminated under Section
                  1.6 (e), then the Company shall also pay the Consultant a lump sum equal to the number of months remaining in the original Term from the termination date at the then-applicable annual rate.

              (c) Upon termination of this Agreement for any reason (other than under Section 1.6(e)), the Consultant agrees that for the one-year period following the termination of this
                  Agreement:

                  (i) The Consultant shall not directly or indirectly, whether as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise (other than the Advanced Professional Entity or its affiliated entities; provided, that the Advanced Professional Entity or any of its affiliated entities remains a party to and is in compliance with a service agreement with the Company) which is involved in the acquisition or management of radiology physician practices or other service company that provides management services in the area of radiology where the Company is operating at the time of termination, unless the Consultant obtains the prior written consent of the Company's Board of Directors.

                  (ii) The Consultant will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or materially interfere with the employment relationships at the time existing between the Company and its current or prospective (individuals involved in discussions with the Company regarding employment arrangements) employees.

                  (iii) The Consultant will not induce or attempt to induce any provider, payor, customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or materially interfere with the existing business relationship between any




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                        such customer, supplier, distributor, licensee or other
                        business relation and the Company.

         The Consultant acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding the Consultant from continuing to engage in such breach. If any restriction set forth in this paragraph is held to be unreasonable, then the Consultant and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

         1.8  General Provisions.

              (a) Assignment. Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

              (b) Entire Agreement.  This Agreement, including Exhibit 1 attached hereto, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

              (c) Modifications. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

              (d) Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Consultant, the Consultant's spouse, heirs, assigns, executors or personal or legal representatives (collectively, the "Consultant's Affiliates") against the Company or any Company Affiliate (defined below) after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Consultant or any Consultant Affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period.

              (e) Indulgences, Etc.  Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.




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              (f) Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon the Company, its successors and permitted assigns, and the purchaser of all or substantially all of the assets of the Company and the Consultant whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

              (g) Governing Law.  This Agreement shall be governed by and construed, interpreted and applied in accordance with the laws of the State of Maryland, excluding any choice-of-law rules that would refer the matter to the laws of another jurisdiction.

              (h) Provisions Separable.  The provisions hereof are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision hereof, or the application thereof to any situation or circumstance, shall be invalid or unenforceable in whole or in part, then the parties shall seek in good faith to replace any such legally invalid provision or portion thereof with a valid provision that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement.

              (i) The Consultant's Sole Remedy. The Consultant's sole remedy shall be against the Company (or any assignee or successor to all or substantially all the assets of the Company or any transferee in receipt of material assets of the Company transferred in fraud of creditors (collectively, "Assigns")) for any Consultant Claim (defined below). The Consultant shall have no claim or right of any nature whatsoever against any of the Company's or any of its subsidiaries' directors, officers, employees, direct and indirect stockholders, owners, trustees, beneficiaries or agents, irrespective of when any such person held such status (collectively, the "Company Affiliates") (other than Assigns) arising out of any Consultant Claim (unless the conduct of such persons constitutes intentional or grossly negligent conduct on the part of such persons). The Consultant, on his own behalf and on behalf of the Consultant Affiliates, hereby releases and covenants not to sue any person other than the Company or its Assigns over any Consultant Claim. The Company Affiliates shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 1.8(i) ("Consultant's Sole Remedy") against the Consultant and the Consultant Affiliates. Except as set forth in the immediately preceding sentence, nothing herein, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason hereof and no person who is not a party hereto may rely on the terms hereof.



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                           Upon termination of the Consultant's engagement, the
                  sole claim of the Consultant and the Consultant Affiliates against the Company and its Assigns for the Consultant Claims will be for the amounts described in Section 1.4
                  (Compensation and Expenses) and Section 1.7, as applicable, and the Consultant and the Consultant Affiliates shall have no claim against the Company or its Assigns for any Consultant Claim, other than those set forth in Sections 1.4 and 1.7 or against any Company Affiliate (other than Assigns) for the Consultant Claims, including without limitation any claim for damages of any nature, be they actual, direct, indirect, special, punitive or consequential. The Consultant, on his own behalf and on behalf of the Consultant Affiliates, hereby releases and covenants not to sue for, collect or otherwise recover any amount against the Company or its Assigns for any Consultant Claim, other than the amounts set forth in Sections 1.4 and 1.7, or against any Company Affiliate (other than Assigns) for any Consultant Claim.

                           "The Consultant Claim" shall mean any claim,
                  liability or obligation of any nature whatsoever arising out of this Agreement or an alleged breach of this Agreement or the termination of this Agreement; provided, however, that the term "The Consultant Claim" shall not include claims arising in favor of creditors of the Company generally, including claims arising out of any fraudulent conveyance or other transfer of assets in fraud of creditors or claims not directly relating to this Agreement.

         (j)      Indemnification by the Company.

                  (a) The Company shall indemnify the Consultant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Consultant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.



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                  (b)      Any indemnification under this subsection (j) shall
                  be made by the Company only as authorized in the specific case upon its determination that indemnification of the Consultant is proper in the circumstances because he has met the applicable standard of conduct set forth in the preceding paragraph. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or
                  (3) by the stockholders. Expenses (including attorneys' fees) incurred by the Consultant in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company following final disposition of such action, suit or proceeding if it is determined that he is entitled to indemnification by the Company as specified in this subsection (j).

         1.9 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service (if appropriate receipt or other evidence of delivery is obtained), and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to the Consultant:              Michael L. Sherman, M.D.
                                            101 Old Crossing Drive
                                            Baltimore, Maryland 21208

         with a copy to :                   William E. Carlson, Esq.
                                            Shapiro and Olander
                                            2000 Charles Center South
                                            36 South Charles Street
                                            Baltimore, Maryland 21201
                                            (410) 539-7611

         If to Company:                     American Physician Partners, Inc.
                                            2301 NationsBank Plaza
                                            901 Main Street
                                            Dallas, Texas 75202-3721
                                            Attention: Paul M. Jolas
                                            (214) 761-3150 (fax)

         2.0 Headings; Index. The headings of paragraphs and Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions hereof. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer hereto as a whole and not to any particular Article, Section or other subdivision.



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

         2.1 Authorization and Voluntary Agreement. The Company represents that this Agreement has been duly authorized by its Board of Directors and is binding on the Company in accordance with its terms. The Consultant acknowledges that he has had sufficient time and opportunity to read and understand this Agreement and to consult with his legal counsel and other advisors regarding the terms and conditions set forth herein.

         2.2 Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

         2.3 Legal Fees and Expenses. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

         2.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Company and Sherman have executed this Consulting Agreement, effective as of the day and year first above written.


         COMPANY                                   SHERMAN

         AMERICAN PHYSICIAN PARTNERS, INC.



                                                   -----------------------------
         a Delaware corporation                    Michael L. Sherman, M.D.
                                                   Address:
                                                   -----------------------------

                                                   -----------------------------
         By:
              ---------------------------
              Gregory L. Solomon
              President & CEO



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                                   EXHIBIT 1

                  CONFIDENTIALITY, PROPRIETARY INFORMATION AND
                              INVENTIONS AGREEMENT

This Agreement (the "Agreement"), is made and entered into as of August 21, 1997 by and between American Physician Partners, Inc., a Delaware corporation (hereafter together with its affiliates known as the "Company"), and Michael L. Sherman, M.D. (the "Consultant"), a resident of the State of Maryland as of the date of this Agreement. In consideration of the Consultant's continued retention by the Company and in further consideration of the mutual covenants, promises and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Treatment of Confidential Information. The Consultant recognizes and acknowledges that the trade secrets and confidential information of the Company (the "Proprietary Information"), as they may exist from time to time, are valuable, special and unique assets of the Company's Business (as defined below). The Consultant further acknowledges that access to such Proprietary Information is essential to the performance of the Consultant's duties as a Company consultant. Therefore, in order to obtain access to such Proprietary Information, the Consultant agrees that the Consultant will not in whole or in part, disclose such Proprietary Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever (other than in furtherance of his duties as Consultant, e.g., negotiations with other parties), nor will the Consultant make use of any such information for the Consultant's own purposes or for the benefit of any person, firm, corporation, association, or other entity (except the Company, its directors, officers, employees, attorneys, accountants and other advisors) under any circumstances. For purposes of this Agreement, the term "trade secrets" means the whole or any portion of any scientific or technical or non-technical information, design, process, procedure, formula, computer software product, documentation or improvement relating to the Company's Business which (1) derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, including, but not limited to: (i) any technical or non-technical data, design, process, procedure, formula, pattern, compilation, program, device, method, technique, drawing, financial data, financial plan, product plan; (ii) computer software programs including application operating system, data base, communication and other computer software whether now or hereafter existing or developed for use on any operating system; (iii) all modifications, enhancements and all options available with respect thereto, and all future products developed or derived therefrom; (iv) source and object codes, flow charts, coding sheets, routines, subroutines, compilers, assemblers, designs, and related documentation and manuals; (v) production processes, marketing techniques, arrangements, and plans, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, strategies, forecasts, the compensation and terms of employment of other consultants, customer and prospect names and requirements,





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consultant, customer, supplier, and distributor data and other materials or information; and (vi) results of research and development activities, including new processes, formulas, inventions, computer related equipment or technology, and design drawings and specifications.


The term "confidential information" means any and all data and information relating to the Company's Business, other than trade secrets (1) which has value to the company; (2) is not generally known by its competitors or the public; and (3) is treated as confidential by the Company. The provisions of this Section 1 will apply during the Consultant's retention by the Company and for a three (3)-year period thereafter with respect to confidential information, and during the Consultant's retention by the Company and at any and all times thereafter with respect to trade secrets.



The restrictions of this Section 1 will not apply to any Proprietary Information which, (a) is, at the time of disclosure, in the public domain, provided that the Consultant was not responsible, directly or indirectly, for such Proprietary Information entering the public domain without the Company's prior written consent, or (b) such Proprietary Information as was known to the Consultant upon the signing of this Agreement (excluding Proprietary Information obtained from the Company) or becomes so known to the Consultant solely from other sources. This Section 1, along with Sections 2, 3, and 4 of this Agreement will survive any termination of this Agreement.


All documents, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts and other printed, typewritten or handwritten documents, whether or not pertaining to Proprietary Information (collectively, "Company Materials") furnished to the Consultant by the Company or the Business or produced by the Consultant or others in connection with the Consultant's retention shall be and remain the sole property of the Company. The Consultant agrees that during the Consultant's retention by the Company, the Consultant will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except in connection with performing the duties of the Consultant's retention by the Company.

The Consultant acknowledges, warrants and agrees to return to the Company all Company assets, apparatus, equipment, other physical property, and Proprietary Information, and Company Materials, in the Consultant's possession or to which the Consultant has access including, without limitation, documents, drawings, manuals, specifications, notes, computer programs, and other proprietary materials, and any copies or excerpts thereof, and any other properties, client lists, client contracts, files or documents obtained as a result of the Consultant's retention by the Company immediately upon the termination of the Consultant's consulting agreement with the Company by the Consultant or the Company for any reason (or no reason) or during the term of the Consultant's retention by the Company if requested by the Company; provided, however, that the Consultant shall not be required to return (i) the Consultant's personal copies of records relating to the Consultant's compensation, (ii) the Consultant's personal copies of any materials previously distributed generally to stockholders of the





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Company, and (iii) the Consultant's copy of this Agreement. The Company recognizes that the Consultant is considerably experienced in the Company's line of business and, while engaged with the Company, shall continue to pursue compatible endeavors which are reviewed and approved in advance by the Company's Board of Directors.

         If the Consultant is requested or becomes compelled pursuant to a civil lawsuit or any criminal investigation, indictment, or proceeding (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Consultant shall provide the Company with prompt written notice prior to such request or demand for disclosure so that the Company may seek a protective order or other appropriate remedy and the Consultant agrees to use his best efforts to assist the Company in such matter. In the event that such protective order or other remedy is not obtained, the Company shall furnish only that portion of the Confidential Information that is legally required, in the opinion of legal counsel reasonably acceptable to the Company and shall exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

2.A.     Non-Solicitation Covenants. The Consultant agrees that, during the
Consultant's retention by the Company and for a period of one (1) year following the termination of the Consultant's consulting agreement for whatever reason (other than as set forth in Section 1.6(e) therein), the Consultant will not directly or indirectly, on the Consultant's own behalf or in the service or on behalf of any other individual or entity, with respect to the business of the Company, (i) divert, solicit, or attempt to solicit any individual or entity (a) who is a Client of the Company at any time during the twelve
(12)-month period prior to the Consultant's termination with the Company, or was within such period actively sought by the Company as a prospective client, and (b) with whom the Consultant had material contact while retained by the Company, to provide Business services to such Clients or prospects; or (ii) divert, solicit or hire away, or attempt to divert, solicit or hire away, to or for any individual or entity which is engaged in providing Business services, any person employed by the Company, whether or not such consultant is a full-time consultant or temporary consultant, whether or not such consultant is retained pursuant to written agreement and whether or not such consultant is retained for a determined period or at will. For purposes of this Agreement, "material contact" exists between the Consultant and each Client or actively sought prospective client (i) with whom the Consultant dealt on behalf of the Company; (ii) whose dealings with the Company were coordinated or supervised by the Consultant; or (iii) about whom the Consultant obtained confidential information in the course of the Consultant's retention by the Company.

For purposes of this Agreement, (i) "Business" means rendering billing, accounts receivable, management and collection services, financial management services, and practice management services to physicians and physician groups;
(ii) "Client" means any individual or entity to whom the Consultant has provided services at any time during the period of the Consultant's retention by the Company, as well as any entity employing or made up in part of an individual who was the recipient (whether directly or indirectly





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
through another entity) of the Company's Business services provided by the Consultant at any time during the Consultant's retention.

2.B.     Non-Interference. During the Consultant's retention by the Company and for a one (1)-year period thereafter, the Consultant will not, directly or indirectly, on the Consultant's own behalf or in the service of or on behalf of any other individual or entity, interfere with, impair, disrupt, or attempt to disrupt the Business, for the purpose of assisting a competitor of the Company or for the purpose of intentionally harming the Company, whether by way of interfering with (i) or raiding its consultants or employees, (ii) past, present, or prospective relationships, contractual or otherwise, between the Company and any supplier, vendor, consultant, distributor, representative, or
(iii) a Client of the Company with whom the Consultant had material contact during the Consultant's retention. The term "prospective relationship" means any relationship where the Company has actively sought an individual or entity as a prospective supplier, consultant or client.

2.C.     Construction. It is the primary goal of the Company to protect its interests while preserving the Consultant's ability to earn a livelihood in the Consultant's present domicile and to continue performing the approved activities set forth in the Consultant's Consulting Agreement with the Company and such other professional endeavors subject to review and approval in advance by the Company's Board of Directors. Accordingly, this Section 2 will not prohibit the Consultant from establishing the Consultant's own company, provided however, that the Consultant, in any event is bound by Sections 2A and 2B above and by Sections 3 and 4 below. For purposes of these covenants, the Consultant acknowledges that (i) the Company's business is or may become national or international in scope, (ii) the number of potential persons and entities for whom the Consultant can provide Business services (other than Clients and prospective clients) is vast and consequently these covenants will not unreasonably impair the Consultant's ability to engage in Business activities after the termination of the Consultant's retention by the Company, and (iii) the Consultant's training experience or technical skills are of such breadth that they can be employed to advantage in other ways and consequently the foregoing obligation will not unreasonably impair the Consultant's ability to engage in business activities after the termination of the Consultant's retention by the Company. The Company recognizes the Consultant's present professional endeavors. Furthermore, the parties hereto agree that any judicial authority construing all or any portion of this Section 2 will be empowered to sever any portion of the applicable area, client base, prospective relationship or prospect list of any prohibited business activity from the coverage of this Section and to apply the provisions of this Section to the remaining portion of the applicable area, the client base or the prospective relationship or prospect list, or the remaining business activities not so severed by such judicial authority. In addition, it is the intent of the parties that the judicial authority replace each severed provision with a provision as similar in terms to such severed provision as may be possible and be legal, valid, and enforceable. It is the intent of the parties that this Section be enforced to the maximum extent permitted by law. In the event that any provision of this
Section is determined not to be specifically enforceable, the Company





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
will nevertheless be entitled to recover monetary damages as a result of the breach of such provision by the Consultant.

3. Existing Restrictive Covenants. The Consultant represents and warrants that the Consultant's retention by the Company, including the performance of and compliance with all of the terms and provisions of this Agreement, do not and will not breach any agreement which the Consultant has with any person, entity, or former employer to keep in confidence confidential information or not to compete with any such person, entity, or former employer. The Consultant will not disclose to the Company or use on its behalf any confidential information of any other party required to be kept confidential by the Consultant.

4. Proprietary Rights. During the course of the Consultant's retention by the Company and in the fulfillment of the Consultant's services to the Company, and for a period of one (1) year thereafter, the Consultant may, either alone or jointly with others, make, develop, or have developed or conceive or reduce to practice any useful process, machine, composition of matter, computer software or program, algorithm, work of authorship expressing such algorithm, or any other discovery, document, invention, design, data or improvement which relates to or is useful to the Company's Business (the "Inventions") whether or not subject to copyright or patent protection, which relate to or are useful in the business activities of the Company and which may or may not be considered Proprietary Information. The Consultant acknowledges that all such Inventions will be promptly disclosed to the Company's President and will be "works made for hire" and will remain the sole and exclusive property of the Company. The Consultant also hereby assigns and agrees to assign to the Company, in perpetuity, all right, title and interest the Consultant may have in and to such Inventions, including without limitation, all copyrights, and the right to apply for any form of patent, utility model, industrial design or similar proprietary right recognized by any state, country, or jurisdiction. The Consultant further agrees, at the Company's request and expense, to do all things and sign all documents or instruments necessary, in the opinion of the Company, to eliminate any ambiguity as to the ownership of, and rights of the Company to, such Inventions, including filing copyright and patent registrations and defending and enforcing in litigation or otherwise all such rights. The Company shall compensate the Consultant at a reasonable rate after termination of the consulting agreement for time actually spent by the Consultant at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure the Consultant's signature to any lawful and necessary documents required to apply for or execute any patent, copyright, or other applications with respect to such Inventions and improvements (including renewals, extensions, continuations, divisions or continuations in part thereof), the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, and each of them, as the Consultant's agents and attorneys-in-fact to act for and in the Consultant's behalf and instead of the Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereof with the same legal force and effect as if executed by the Consultant. The Consultant will not be obligated to assign to the Company any Invention made by the Consultant while engaged





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
by the Company which does not relate to any business or activity in which the Company is or may become engaged, except that the Consultant is so obligated if the same relates to or is based on Proprietary Information to which the Consultant will have had access during and by virtue of the Consultant's employment or which arises out of work assigned to the Consultant by the Company. The Consultant will not be obligated to assign any Invention which may be wholly conceived by the Consultant after the Consultant's consulting agreement with the Company is terminated, except that the Consultant is so obligated if such Invention involves the utilization of Proprietary Information obtained while retained by the Company. The Consultant is not obligated to assign any Invention which relates to or would be useful in any business or activities in which the Company is engaged if such Invention was conceived and reduced to practice by the Consultant prior to the Consultant's retention by the Company.

5. Remedies. The Consultant agrees and acknowledges that the violation of any of the covenants or agreements contained in Sections 1, 2, 3 and 4 of this Agreement would cause irreparable injury to the Company, that the remedy at law for any such violation or threatened violation thereof would be inadequate and that the Company will be entitled, in addition to any other remedy, temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages or posting a bond. The Consultant also acknowledges that a breach of any of the terms of this agreement may result in action against the Consultant, including immediate termination of the Consultant's retention by the Company.

6. The Consultant's Status. Nothing in this Agreement will be construed constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company will continue to retain the Consultant, nor will this Agreement affect in any way the right of the Company, as expressly provided therein, to terminate the consulting agreement of the Consultant at any time and for any reason whatsoever. No change of the Consultant's duties as a consultant of the Company will result in, or be deemed to be, a modification of the terms of this Agreement.

7. Severability. Subject to the application of Section 2.C. to the interpretation of Section 2, in case one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, the same will not affect any other provision in this Agreement, and this Agreement will be construed as if such invalid or illegal or unenforceable provision had never been contained herein. It is the intent of the parties that this Agreement be enforced to the maximum extent permitted by law.

8. Miscellaneous. This Agreement and the Consulting Agreement executed contemporaneously herewith embody the entire Agreement of the parties relating to the narrow subject matter of this Agreement and specifically supersedes any previously existing written or verbal, express or implied consulting agreements between the Consultant and the Company. No amendment or modification of this Agreement will be valid or binding upon the parties until made in writing and signed by the parties. This Agreement will be binding upon the parties and their respective heirs, representatives,





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
successive transferees and permitted assigns. This Agreement is one for personal service and will not be assigned by the Consultant. The Company may assign this Agreement to any of its subsidiaries or affiliated companies, provided that parent or any subsidiary or Affiliate fulfills the obligations of the Company under the Consulting Agreement. This Agreement is entered into and will be interpreted and enforced pursuant to the laws of the State of Texas (without regard for conflicts of law), as of the date of this Agreement, as first reflected above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AMERICAN PHYSICIAN PARTNERS, INC.                  CONSULTANT:

By:                                                By:
   ------------------------------                     -------------------------

Title: President and CEO





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